                                                                  EXHIBIT 10.96


                          AMENDMENT OF LEASE AGREEMENT
                                 BY AND BETWEEN

                         STUDER/MORTON COMPANIES, INC.,
                                      AND

                         LIVING CENTERS OF TEXAS, INC.

                             DATED JANUARY 25, 2001

         This Amendment of Lease Agreement ("Amendment") is made and entered into effective as of January 25, 2001, by and between Studer/Morton Companies, Inc., a Texas corporation ("Lessor") and Living Centers of Texas, Inc., a Delaware corporation ("Lessee").

                                    RECITALS

         A. Lessor and Lessee previously entered into a Lease Agreement dated May 20, 1994 (the "Lease"), for the following long-term health care center ("Leased Center"), owned by Lessor and located in the State of Texas, on the land described in "Exhibit A" attached thereto:

         Location of Center                  Rental Beds / Licensed Beds

         ------------------                     -----          -----

         B. Lessor and Lessee also previously entered into an agreement entitled "Master Lease Agreement" ("Morton Master Lease") dated May 20, 1994, and 13, individual lease agreements, including the Lease for, the __________________. Five Leases (the "Cheetah Leases") covered the following Care Centers: Care Inn of Llano; Care Inn of Sanger; Care Inn of Edna; Retama Manor of Del Rio; and, Care Inn of Seguin (collectively, the "Cheetah Centers"). Eight Leases (the "Morton Leases") covered the following Care
Centers: Care Inn of Ganado; Care Inn of Gladewater; Victoria Linwood Place; Retama Manor Victoria South; Victoria Care Inn West; Care Inn of Shamrock; Oak Crest Inn of New Braunfels; and, Care Inn of San Marcos (collectively, the "Morton Centers").

         C. Lessor has entered into certain agreements contemplating the transfer of the Cheetah Centers and the Cheetah Leases to Cheetah Homes, Ltd., a Texas limited partnership ("Cheetah"), upon the satisfaction of certain conditions, including, without limitation, the express written consent of Bank One, Texas, National Association. As a result, Lessor and Lessee have amended the Morton Master Lease concurrently herewith to eliminate the five Cheetah Centers from the Morton Master Lease, so that the Morton Master Lease covers only the eight Morton Centers.

         D. Concurrent with this Amendment, Lessor and Lessee are entering into amendments to the other four Cheetah Leases (the "Cheetah Lease Amendments").

Further, Lessor and Lessee concurrently herewith entered into a separate master lease agreement for the five Cheetah Centers (the "Cheetah Master Lease").

         E. Lessee filed a petition for relief under Chapter 11 of Title 11 of the United States Code on January 18, 2000.

         F. The Bankruptcy Court having jurisdiction over Tenant's bankruptcy case has entered an order authorizing Tenant to assume the Cheetah Leases, as amended by the Cheetah Lease Amendments, and to enter into this Amendment, the Cheetah Master Lease, the remaining Cheetah Lease Amendments, and the amendment to the Morton Master Lease.

         G. This Amendment does not constitute an assignment of the Cheetah Master Lease or the Cheetah Leases, as amended, to Cheetah.

         H. Pursuant to Article XV, Section 15.7, of the Lease, Lessor and Lessee may amend the Lease by a written agreement signed by Lessor and Lessee.

         ACCORDINGLY, Lessor and Lessee agree as follows:

         1. Amendments. Lessor and Lessee hereby amend the Lease effective as of the Effective Date as follows:

                  (a)      Section 1.2, Use, is amended to read as follows:

                           "Section 1.2 Use. The Leased Center shall be used
during the Term hereof by Lessee solely and exclusively for the purpose of operating a long term health care center for the elderly (including without limitation long term care for Alzheimer's disease, stroke care, arthritis care and transitional care), and any and all related business activities. The Lessee will not seek to have the Leased Center certified for any other specialized purpose.

Lessee shall use the Leased Center in a careful and proper manner, and agrees not to permit the Leased Center to be operated or used in continuing violation of any applicable federal, state, or local statute, law, ordinance, rule or regulation relating to the possession, use, or maintenance of the Leased Center as a long-term health care center, including but not limited to, those of the Life Safety Code Requirements, and of the Texas Department of Health, Texas Department of Human Services and U.S. Department of Health and Human Services necessary to qualify the Leased Center for reimbursement under the applicable Medicaid and Medicare programs, if applicable due to Lessee's use of the Leased Center. During the Term hereof, Lessee agrees to furnish Lessor, at the time the operating statements are furnished to Lessor pursuant to Section 15.4 below, a certification from Lessee that the Leased Center is in substantial compliance with all requirements of the Texas Department of Health and Texas Department of Human Services, and a list of capital expenditures for the prior year and pro-forma capital expenditures for the succeeding tear. Lessee agrees to provide

Lessor with any notice received by lessee within five (5) (Jays after receipt by Lessee of proposed or threatened decertification or suspension of licensure of the Leased Center by any appropriate governmental authorities."

                  (b)      Exhibit B, referenced in Section 1.5,
Representations and Warranties of Lessor, is amended to include the following liens:

                           "Liens in favor of Bank One, Texas, National
Association."

                  (c) Section 2.1, Initial Term, is amended to read as follows:

                           "Section 2.1 Initial Term. The initial term of this
Lease (the "Initial Term") will be for a term that will expire on October 31, 2020, unless sooner terminated as hereinafter provided."

                  (d) Section 2.2, Renewal Term, is deleted in its entirety. Accordingly, all references to the Renewal Term are hereby deleted from Sections 4.2, 4.3 and 7.3.

                  (e) Section 2.4, Right of First Refusal to Lease, is amended to read as follows:

                           Section 2.4 Right of First Refusal to Lease. So long
as no Event of Default by Lessee is then occurring, Lessor grants to Lessee the right of first refusal to re-lease the Leased Center upon the expiration of the Initial Term, if Lessor receives a bona fide offer from any unrelated third party to lease the Leased Center upon terms acceptable to Lessor. In that event, Lessor shall give Lessee written notice of the terms and conditions offered by such third party. Upon receipt of any such written notice, Lessee shall have ten (10) days to notify Lessor whether or not Lessee elects to lease the Leased Center upon such terms and conditions stated in the notice from Lessor to Lessee. If Lessee elects to lease the Leased Center upon the same terms and conditions offered by Lessor to the unrelated third party, it shall so notify Lessor and such lease shall be executed within ten (10) days following such notice. If Lessee declines to lease the Leased Center (or does not respond timely to Lessor), Lessor may thereafter lease the Leased Center to the third party only on such terms and conditions originally offered by Lessor to Lessee, such new lease to become effective only at the expiration of the Initial Term. It is agreed that Lessor shall not seek to re-lease the Leased Center until the last twelve months (12) of the Initial Term."

                  (f) Section 2.6, Lessor's End of Term Rights, is amended to read as follows:

                           "Section 2.6 Lessor's End of Term Rights. Lessee
hereby represents and warrants that at the end of the Initial Term hereof, the Leased Center shall be turned over to Lessor in a fully licensable condition, with at least 94 licensed and Medicaid certified skilled nursing facility beds and 28 licensed assisted living beds, and operating as a long-term health care center facility with the Medicaid contract, if any, reassigned, if then assignable, to Lessor, as more fully described in
Section 1.2 above."

                  (g) Section 3.1, Base Rent, is amended to read as follows:

                           "Section 3.1 Base Rent. For the first year of the
Lease, Lessee agrees to pay as base rent the amount of $20,529.60 per month, adjusted annually as provided herein, to such address as Lessor may from time to time designate to Lessee in writing, without demand and without deduction, abatement or setoff. The Leased Center presently contains 141 Rental Beds, which number shall not be decreased by any action of Lessee during the term of this Lease, but may be increased should appropriate licensing be obtained from the proper administrative agency."

                  (h) Section 3.2, Annual Rent Escalation, is amended to read as follows:

                           "Section 3.2 Annual Rent Escalation. On June 1st of
each year during the Term of this Lease, beginning June 1, 2001, the then current year's rent shall be adjusted by the change in the prior year of the Consumer Price Index ("CPI Adjustment") as set forth in this Section 3.2. To calculate the CPI Adjustment:

         1)       Determine the annual percentage change in the CPI:
                  (CPI-Current Year minus CPI-Base Year) divided by CPI-Base Year; and

         2) Add 100% to the annual percentage change in the CPI determined in (1) above.

"CPI-Base Year" means the CPI for the month of June for the immediately preceding year. "CPI-Current Year" means the CPI for the month of June of the current year. "CPI" means the Consumer Price Index - All Urban Consumers (CPI-U) for the U.S. City Average for All Items, 1982-84=100, reported by the Bureau of Labor Statistics of the U.S. Department of Labor. If the index is no longer reported, then the successor index reported by that agency for it shall be used, and if there is no successor index reported, the Lessor and Lessee will select an inflationary index that most closely tracks the changes in prices tracked by the consumer price index. Any rent increase will not exceed 3% in any given year.

         For purposes of illustrating the annual rent increase:

         If the rent on May 31, 1999, is $20,163.00 and the CPI for June 1999 is 166.2 (CPI-Current Year) and the CPI for June 1998 is 163.0 (CPI-Base Year) the following calculations would apply:

100% + (3.2 (being, 166.2 - 1 63.0) / 163.0 X 100) = 102%

         Thus, $20,163.00 X 102% = $20,566.26

         For the next year, the rent on May 31, 2000, is $20,566.26 and the CPI for June 2000 is 172.4 (CPI-Current Year) and the CPI for June 1999 was 166.2 (CPI-Base Year), the following calculations would apply:

100% + (6.2 (being, 172.4 - 166.2) / 166.2 X 1 00) = 103.17%

         Thus, $20,566.26 X 103%* = $21,183.25

         *Since any adjustments are capped at 3%, the CPI adjustment would be 103%.

                  (i) Section 6.1, Assignment and Subletting, is amended to read as follows:

                           "Section 6.1 Assignment and Subletting. It is
understood and agreed that the Leased Center is one of the Cheetah Centers being leased of even date herewith by Lessor to Lessee, and that Lessor agrees that Lessee may assign or sublease any of the Cheetah Centers to third parties experienced in the operation of nursing homes. However, Lessee grants to Lessor, or its assigns, a right of first refusal to sublease the Leased Center on the same terms offered to a third party by Lessee. Lessee's right to sublease shall be subject to Lessor's right of first refusal. Lessee shall provide Lessor with notice of any intent to sublease and information indicating the sublessee's experience in the operation of nursing homes. Lessor shall have 10 days to notify Lessee whether or not Lessor elects to sublease the Leased Center. In the event Lessor declines to sublease the Leased Center (or does not timely respond to Lessor), Lessee may thereafter sublease the Leased Center. Any sublease shall be subject to the terms of this Lease and that the proposed sublessee and Lessee have timely complied with all change of ownership and certification of all applicable governmental authorities. If Lessee subleases the Leased Center and Lessor does not exercise the right of first refusal, Lessee shall remain primarily liable for full payment and performance of the obligations under this Lease and all other terms and conditions hereunder. If Lessor subleases, Lessee shall be released of all obligations and liabilities under the Lease."

                  (j)      Section 6.2 is added to the Lease as follows:

                           "Section 6.2 Assignment by Lessor. Lessor shall have
the right to assign the Lease without the prior written approval of Lessee. Lessor will provide Lessee with notice of the assignment. If the Lease is assigned, Lessor shall be released and discharged of its obligation arising under the Lease after the effective date of the assignment of the Lease. The assignment shall be Subject to the terms of the Lease and the assignee as the new Lessor shall assume all obligations under the Lease."

                  (k) Section 7.1, Operating Costs, the first paragraph and subparagraph are amended to read as follows. Paragraphs (ii) through (viii) under this heading shall remain unchanged.

                           "Section 7.1 Operating Costs. "Operating Costs"
shall include, but not be limited to, the following costs, expenses and disbursements that Lessor or Lessee shall incur, pay or become obligated to pay in connection with the ownership, operation, maintenance, repair and security of the Leased Center which shall be obligated to be paid solely by the Lessee as provided in Section 3.3 herein above, including, but not limited to, the following:

                           (i)      As a condition to this Lease a11
outstanding 1999 ad valorem taxes (and all penalties and interest) for the Leased Center not previously paid must be paid within 30 days of the effective date of the Amendment. In addition, Lessee shall be obligated to pay before they become delinquent all other taxes and assessments and governmental charges applicable to the Leased Center, or to personal property used in connection therewith, whether federal, state, county or municipal, and whether assessed by taxing districts or authorities presently taxing the Leased Center or the operation thereof, or by other taxing authorities, whether subsequently created or otherwise, and any other taxes and assessments attributable to the Leased Center or its operation;"

                  (l) Section 7.3, Damage to Leased Center. The third paragraph of Section 7.3 is amended to read as follows, with all other paragraphs in the section remaining unchanged.

                           "If Lessee does any rebuilding or repair, Lessee
will be entitled to receive all insurance proceeds, which shall be applied as necessary to accomplish such rebuilding or repair. Such proceeds shall be held and disbursed by Lessor as repair and rebuilding progresses. If any lienholder will not release the insurance proceeds to Lessee, Lessor may elect to timely provide Lessee with funds equal to the insurance proceeds for such rebuilding, which funds shall be utilized by Lessee in the same manner as if the insurance proceeds had been paid directly to Lessee. Notwithstanding anything in this Lease to the contrary, if Lessee is provided neither the insurance proceeds due to the Lessor's lender's election not to release such insurance proceeds, nor other funds from Lessor to repair or rebuild as required, then in such event, but only in such event, Lessee may, at its election: (i) terminate this Lease and its obligations hereunder as of the date of such damage or destruction,
(ii) repair the Leased Center (or replace if totally destroyed) such that it is operable as required by Lessee and licensing governmental authorities, using its own funds, and offset such cost against future rentals in their direct order of maturity."

                  (m) Section 7.4, Insurance Requirements, is hereby amended by deleting the first sentence of the paragraph immediately following subparagraph d. thereof and inserting the following in lieu thereof:

                           All policies of insurance described above shall: (i)
                  be written by companies authorized to do business in the State of Texas and with a policy rating and financial size category of at least "A" according to the most current Best's Insurance Reports, or as otherwise reasonably acceptable to Lessor; and (ii) contain an endorsement requiring thirty (30) days written notice to Lessor prior to cancellation.

                  (n) Section 7.7, Renewal Policies, is hereby amended by deleting the first sentence of such Section and inserting the following in lieu thereof:

                           As soon as reasonably possible, but in any event on
                  or prior to the expiration of each insurance policy, Lessee shall deliver to Lessor copies of a renewal policy or binder which shall comply with the foregoing provisions with respect to prior notice of cancellation thereof being given by the insurance company to Lessor.

                  (o) Section 9.1, Indemnification, is amended to add "general partners and limited partners and their respective officers and owners" after the phrase shareholders, directors and officers, employees and agents" in each place it appears. In all other respects Section 9.1 remains unchanged.

                  (p) Section 11.1, Events of Default, paragraphs (iii) and (viii) are amended to read as follows.

                           "(iii)   If Lessee shall fail to comply with any
term, provision, or covenant of any Lease Agreement for the Sanger, Edna, Del Rio or Llano Care Centers executed as of the date hereof between Lessee and Lessor, and if Lessee shall not cure such failure within 20 days after written notice thereof from Lessor to Lessee; provided, however, that if such non-financial failure is incapable of cure within such twenty (20) day period, so long as Lessee has commenced and is diligently pursuing a cure, such non-financial failure shall not be deemed to be an Event of Default."

                           "(viii)  If the Leased Center is operating as a
Medicaid facility and such Medicaid qualification is involuntarily terminated, or any enforcement action is brought by Texas Department of Human Services resulting in suspension or revocation of the license of the leased Center to operate; emergency suspension and closing order; suspension of admissions, voluntary or involuntary appointment of a trustee or the appointment of a trustee by agreement; and the termination or suspension of the Leased Center's provider agreement based on imposition of enforcement action any number of times within an accountability period; provided, however, that no Event of Default shall be deemed so long as Lessee is diligently pursuing the resolution and cure of any termination, revocation, suspension or closing."

                  (q) Section 1 5.4, Operating Statement, is amended to read as follows:

                           "Section 15.4 Operating Statement. Lessee shall
furnish Lessor with a copy of the annual operating statement for the Leased Center within 30 days after the end of each fiscal year. Lessee also agrees to provide Lessor within 30 days of its filing, the balance sheet and income information for Lessee contained in the consolidated federal income tax return filed by Living ,,enters of America, Inc., now known as Mariner Post-Acute Network, Inc. or any affiliate for the applicable fiscal year. Further, Lessee agrees to provide Lessor within 60 days following the end of each calendar quarter ending December 31, March 31, and June 30 and within 120 days following the end of the fiscal year (September 30), the financial statements of Living Centers of America, Inc., now known as Mariner Post-Acute Network, Inc. and its wholly owned subsidiaries as the guarantor of this Lease. This, obligation may be satisfied by the provision of 10-Q and 10-K for the particular period filed by the parent company with the Securities and Exchange Commission."

                  (r) Section 15.5, Notices, is amended to read as follows:

                           "Section 15.5 Notices. Any notice to be given or to
be served in connection with this Lease must be in writing, and may be given by certified or registered mail and shall be deemed to have been given and received (48) hours after a certified or registered letter containing such notice, properly addressed, with postage prepaid, is deposited in the United States mail, or the next business day if delivered by the overnight delivery service addressed as follows:

                  If to Lessor:     Stan Studer, Jr.
                                    8626 Tesoro Drive, Suite 202
                                    San Antonio, Texas 78217

                                             and

                                    Cliff Morton
                                    Studer/Morton Companies, Inc.
                                    1919 Oakwell Farms Parkway, Suite 270
                                    San Antonio, Texas 78219

                  If to Lessee:     Living Centers of Texas, Inc.
                                    One Ravinia Dr., Suite 1500
                                    Atlanta, Georgia 30346
                                    Attention: Treasurer

         Each party hereto shall have the right by giving written notice to the other party hereto, to change the address of such party for the purpose of notice under this Section."

         2.       LCT Bankruptcy.

                  (a) Lessor and Lessee agree that notwithstanding anything to the contrary in this particular Lease, Lessee's currently pending Chapter 11 case does not, and shall not, constitute a default under the terms of this Lease only. A future case under the Bankruptcy Code that is filed by or against Lessee after a plan of reorganization for Lessee is confirmed in Lessee's currently pending Chapter 11 case, the effective date thereof occurs, and Lessee's Chapter 11 case is closed, will be subject to the default provisions of this Lease.

                  (b) Lessor and Lessee agree that notwithstanding anything to the contrary in this particular lease, including, without limitation, any otherwise applicable limitation or prohibition on assignment or transfer, during the pendency of Lessee's currently pending chapter 11 case, and until the effective date of a plan of reorganization in such chapter 11 case, Lessee may assign this Lease to any entity that satisfies the requirements for the assignment of a lease under 11 U.S.C. ss.365. Lessor and Lessee also expressly agree however that the right of Lessee to assign this Lease during the pendency of Lessee's Chapter 11 case given in this provision solely relates to this Lease and shall not and does not give Lessee the right to assign any of the Morton Leases, the Morton Master Lease or any other lease between Lessor and Lessee to any other entity unless expressly agreed to in writing by Lessor by an amendment to such lease.

         3. Miscellaneous. This Amendment is governed by and will be construed in accordance with the laws of the State of Texas and applicable federal laws. The parties agree that the Lease as amended by this Amendment sets forth the entire agreement of the parties and supersedes all prior agreements and understandings by or among them, written or oral, with respect to this particular Lease. This Amendment shall be binding upon and inure to the benefit of each party's successors and assigns. Except as expressly set forth, the Lease shall continue in effect with no other changes.

         IN WITNESS WHEREOF, Lessor and Lessee hereby sign and deliver to the other this Amendment effective as of the date first above written.


                   [signatures appear on the following page]

Lessor:                             Lessee:

Studer/Morton Companies, Inc.       Living Centers of Texas, Inc.


By:                                 By:
   -----------------------------       ----------------------------------------
   Clifford E. Morton, President    Its:
                                        ---------------------------------------


STATE OF
        -----------------------
COUNTY OF
         ----------------------

         THIS INSTRUMENT was ACKNOWLEDGED BEFORE ME, on this ____ day of _______________, 2001, by Clifford E. Morton, President of Studer/Morton Companies, Inc., a Texas corporation, on behalf of said corporation.


                                             ----------------------------------
                                             Notary Public, State of Texas


STATE OF TEXAS
COUNTY OF BEXAR

         THIS INSTRUMENT was ACKNOWLEDGED BEFORE ME, on this ____ day of _______________, 2001, by Boyd P. Gentry, Vice President of Living Centers of Texas, a Delaware corporation, on behalf of said corporation.


                                             ----------------------------------
                                             Notary Public, State of Texas